EXHIBIT 99.1


                      WEINGARTEN REALTY INVESTORS ANNOUNCES
              24.9% INCREASE IN THIRD QUARTER 2004 RENTAL REVENUES

Houston, Texas, October 25, 2004: Weingarten Realty Investors (NYSE:WRI) announced today the results of its third quarter ended September 30, 2004. All per share amounts have been adjusted for WRI's 3 for 2 share split completed on March 30, 2004 and, except for dividends per share, are on a fully-diluted basis:

THIRD  QUARTER  HIGHLIGHTS
--------------------------

Rental revenues for the third quarter of 2004 were $128.4 million, up from $102.8 million for the third quarter of 2003, a 24.9% increase.

Net income available to common shareholders on a diluted basis for the third quarter of 2004 increased 2.4% to $29.8 million as compared to $29.1 million for the quarter ended September 30, 2003. On a per share basis, net income available to common shareholders was $.33 for the third quarter of 2004 as compared to $.36 for the same period in the prior year. The Company noted that net income for the third quarter of 2003 benefited from gains of $3.5 million on the sale of properties as compared to a gain of $.4 million in the third quarter of 2004.

Funds from operations (FFO), a supplemental measure for REIT performance, on a diluted basis was $58.9 million, or $.65 per share, for the quarter ending September 30, 2004 and $47.4 million, or $.58 per share, for the same period in 2003, representing an increase of 24.3% in dollars, or 12.1% on a per share basis.

The Company invested $75.5 million in acquisitions and new development projects during the third quarter of 2004, and a total of $485.6 million for the nine months ended September 30, 2004.

Weingarten raised $105.6 million through the issuance of 3.2 million common shares and $72.5 million through the issuance of 2.9 million depositary shares of 6.95% Series E Cumulative Redeemable Preferred Shares. Net proceeds from these capital transactions during the third quarter aggregated $172.1 million and were utilized to pay down the Company's revolving credit facility.

Occupancy of the overall portfolio (based on signed leases) was reported at 94.2% at September 30, 2004, up from 92.6% at the end of the third quarter of 2003. Occupancy for the retail properties was 95.0% at September 30, 2004 as compared to 93.1% at September 30, 2003, while the industrial portfolio's occupancy increased to 91.5% from 91.0% for the 2003 third quarter-end.

The Board of Trust Managers declared a dividend of $.415 per common share for the third quarter of 2004, up from $.39 per common share in 2003. On an annualized basis, this represents a dividend of $1.66 per share as compared to $1.56 per share for the prior year, a 6.4% increase. The dividend is payable on December 15, 2004 to shareholders of record on December 3, 2004.

The Board of Trust Managers also declared dividends on the Company's preferred shares. The dividend related to the 6.75% depositary shares representing an interest in Series D Cumulative Redeemable Preferred Shares (NYSE: WRIPrD) of $.421875 per share and the 6.95% Series E Cumulative Redeemable Preferred Shares (NYSE: WRIPrE) dividend of $.434375 per share are both payable on December 15, 2004 to shareholders of record on December 3, 2004.

For the first nine months of 2004, rental revenues were $365.8 million, an increase of 22.7%, from $298.2 million for the nine months ended September 30, 2003. For the nine months ended September 30, 2004, diluted net income available to common shareholders was $94.5 million as compared to $76.8 million for the same period of 2003, an increase of 23.0%. On a per share basis, the increase was 12.6% to $1.07 for the first nine months of 2004 from $.95 for the same period in the prior year. For the nine months ended September 30, 2004, diluted FFO was $164.1 million, or $1.85 per share, as compared to $136.1 million, or $1.68 per share, for the same period of 2003, an increase of 20.6% in dollars, or 10.1% on a per share basis. Excluding second quarter non-recurring and non-cash charges totaling $6.3 million, or $.07 per share, for 2004 and $2.5 million, or $.03 per share, for 2003, diluted FFO for the nine months ending September 30, 2004 totaled $170.4 million, or $1.92 per common share, as compared to the same period in 2003 of $138.6 million, or $1.71 per share, representing an increase of 22.9% in dollars, or 12.3% on a per share basis.

In announcing the results for the third quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's continued strong performance to its acquisitions and to new development projects brought on-line, and more importantly to increased rental revenues from the existing portfolio. He indicated that same property NOI growth for the total portfolio was 4.0% for the third quarter of 2004 as compared to 2.7% for the same period in 2003. The retail portfolio showed strong NOI growth of 4.5% and the industrial properties decreased .4%. Mr. Alexander noted, however, that almost all of the Company's industrial markets have shown improvement in leasing activity, and he expects continued improvement in coming quarters. Through September 30, 2004, Weingarten completed 991 new leases or renewals totaling 4.0 million square feet with an average increase of 6.0% in the rental rates on a same-space basis. In addition, he noted that there is just under one million square feet of space (which is higher than normal) in which the leases have been signed but have not yet commenced. The commencement of rent on these signed leases will help to keep operations strong through the fourth quarter of 2004 and into 2005.

Alexander commented, "Weingarten acquired three properties during the third quarter of 2004 with a total investment of $59.7 million: 1) North Creek Plaza, a 245,000 square foot shopping center in Laredo, Texas, which is anchored by Best Buy, Old Navy, Bed, Bath & Beyond, TJ Maxx, Pier One and United Artists; 2) Plantation Centre, a 135,000 square foot shopping center anchored by a 84,500 square foot HEB Supermarket, also located in Laredo; and 3) Northtown Plaza, a 74,000 square foot shopping center located in Lubbock, Texas, which is anchored by United Supermarkets. For the first nine months of 2004, we have acquired 18 excellent properties (17 shopping centers and one industrial property), and our joint venture partners' interests in four of our existing centers, adding 3.1 million square feet to the portfolio with an investment of $449.7 million." Mr. Alexander noted that the acquisitions pipeline continues to be strong with approximately $145 million of potential acquisitions currently in various stages of due diligence.

During the third quarter of 2004, the Company completed three new development projects, two in Louisiana and one in Las Vegas, totaling 426,000 square feet with a total investment of approximately $57 million. Weingarten also commenced three shopping center developments, two in North Carolina and one in Colorado. In addition, there are seven other development properties in various stages of construction. These projects are all anchored by either a supermarket or a Target or Wal-Mart. During the third quarter, Weingarten spent $15.8 million on its new development program, bringing the total investment for 2004 (including the properties recently completed) to $35.9 million. Mr. Alexander commented, "Upon completion, the ten new development projects currently under construction will represent an investment of approximately $85 million and will add 635,000 square feet to the portfolio. We anticipate that they will come on-line during the remainder of 2004 and in 2005."

Weingarten also disposed of two retail properties earlier this year that no longer met the Company's ownership criteria. These property sales represented a total of 271,000 square feet and provided sales proceeds of $26.7 million, with a gain of $13.4 million. The Company also reported that there is currently approximately $60 million in the dispositions pipeline, as they have focused more on this area, and that they anticipate increased activity over the next couple of years.

With regard to financing activities, in July 2004 Weingarten raised $72.5 million through the issuance of 2.9 million depositary shares of 6.95% Series E Cumulative Redeemable Preferred Shares, with net proceeds of $70.2 million. In August 2004, the Company issued 3.2 million common shares at $33 per share, bringing total net proceeds from common equity issuances for the nine months ended September 30, 2004 to $219.9 million (including $118 million of proceeds from 3.6 million shares issued in March of this year). During the nine months ended September 30, 2004, the Company also issued $375 million of medium-term notes with an effective weighted average interest rate of 5.0% and a weighted average maturity of 9.3 years.

Alexander commented, "The $118 million of proceeds from the equity offering in March of this year were used primarily to redeem our 7.0% Series C preferred shares. All other debt and equity issuance proceeds were used to reduce floating-rate debt on our revolving credit facility. By continuing this practice of locking rates on longer-term, fixed-rate financings and reducing short-term, variable-rate debt, we have reduced our variable-rate debt to 9.3% of total debt as of September 30, 2004. Although these transactions have increased our total interest expense as compared to what it would have been had we not refinanced this floating-rate debt, we have significantly reduced our exposure to future interest rate increases."

Alexander concluded by saying, "With three quarters of 2004 now behind us, we are comfortable that 2004 will be another successful year for Weingarten Realty Investors. Leasing activity is solid, we expect occupancy levels to remain strong and we remain focused on maximizing our existing portfolio while continuously assessing acquisition, development and disposition prospects and evaluating alternative financing opportunities that will benefit Weingarten over the long-term."

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, October 25, 2004 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's website at www.weingarten.com. A
                                                          ------------------
replay is also available at the site starting approximately two hours following the live call or can be heard by calling 877-519-4471, conference number 5245784, for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas, based real estate investment trust with 346 properties in 20 states that span the southern half of the United States from coast to coast. Included in the portfolio are 284 neighborhood and community shopping centers and 62 industrial properties aggregating approximately 46.1 million square feet. Weingarten has one of the most diversified tenant bases of any major REIT in its sector, with the largest of its over 5,000 tenants comprising less than 3% of total rental revenues. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
------------------

STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH BY THEIR NATURE INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


                                                     FINANCIAL STATEMENTS
                                                 WEINGARTEN REALTY INVESTORS
                       (in thousands, except per share amounts that are reported on a post-split basis)



                                                                               Three Months Ended       Nine Months Ended
                                                                                  September 30,            September 30,
STATEMENTS OF CONSOLIDATED INCOME AND                                          2004         2003         2004        2003
FUNDS FROM OPERATIONS                                                              (Unaudited)               (Unaudited)
                                                                            ------------------------  -----------------------
Rental Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  128,433   $  102,781   $ 365,844   $  298,192
Interest Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         374          480       1,033        1,277
Other Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,079        3,118       3,792        5,750
                                                                            -----------  -----------  ----------  -----------
      Total Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . .     129,886      106,379     370,669      305,219
                                                                            -----------  -----------  ----------  -----------
Depreciation and Amortization. . . . . . . . . . . . . . . . . . . . . . .      30,421       23,070      86,128       66,265
Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29,826       22,220      85,699       62,695
Operating Expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20,888       16,562      56,882       46,595
Ad Valorem Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14,453       12,466      43,565       35,080
General and Administrative Expense . . . . . . . . . . . . . . . . . . . .       4,085        3,655      12,047       10,126
Loss on Early Redemption of Preferred Shares . . . . . . . . . . . . . . .                                3,566
                                                                            -----------  -----------  ----------  -----------
      Total Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .      99,673       77,973     287,887      220,761
                                                                            -----------  -----------  ----------  -----------
Operating Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30,213       28,406      82,782       84,458
Equity in Earnings of Joint Ventures . . . . . . . . . . . . . . . . . . .       1,656        1,485       4,593        3,521
Income Allocated to Minority Interests . . . . . . . . . . . . . . . . . .      (1,001)        (591)     (2,855)      (2,323)
Impairment Loss on Land Held for Development . . . . . . . . . . . . . . .                               (2,700)
Gain on Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . .         370            8         789
                                                                            -----------  -----------  ----------  -----------
Income Before Discontinued Operations. . . . . . . . . . . . . . . . . . .      31,238       29,308      82,609       85,656
                                                                            -----------  -----------  ----------  -----------
Operating Income From Discontinued Operations. . . . . . . . . . . . . . .                      412         790        1,660
Gain on Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . .                    3,465      13,430        4,228
                                                                            -----------  -----------  ----------  -----------
      Income from Discontinued Operations. . . . . . . . . . . . . . . . .                    3,877      14,220        5,888
                                                                            -----------  -----------  ----------  -----------
Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31,238       33,185      96,829       91,544
Less: Preferred Dividends. . . . . . . . . . . . . . . . . . . . . . . . .       2,428        4,804       4,959       14,646
      Original Issuance Costs associated with Series A Preferred Shares. .                                             2,488
                                                                            -----------  -----------  ----------  -----------
Net Income Available to Common Shareholders--Basic . . . . . . . . . . . .  $   28,810   $   28,381   $  91,870   $   74,410
                                                                            ===========  ===========  ==========  ===========
Net Income Per Common Share--Basic . . . . . . . . . . . . . . . . . . . .  $     0.33   $     0.36   $    1.08   $     0.95
                                                                            ===========  ===========  ==========  ===========
Net Income Available to Common Shareholders--Diluted . . . . . . . . . . .  $   29,761   $   29,136   $  94,513   $   76,757
                                                                            ===========  ===========  ==========  ===========
Net Income Per Common Share--Diluted . . . . . . . . . . . . . . . . . . .  $     0.33   $     0.36   $    1.07   $     0.95
                                                                            ===========  ===========  ==========  ===========


Funds from Operations:
Net Income Available to Common Shareholders. . . . . . . . . . . . . . . .  $   28,810   $   28,381   $  91,870   $   74,410
Depreciation and Amortization. . . . . . . . . . . . . . . . . . . . . . .      28,092       21,340      79,873       61,518
Depreciation and Amortization of Unconsolidated Joint Ventures . . . . . .         715          460       2,073        1,357
Gain on Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . .        (370)      (3,473)    (14,195)      (4,238)
(Gain) Loss on Sale of Properties of Unconsolidated Joint Ventures . . . .           2         (508)          2         (508)
                                                                            -----------  -----------  ----------  -----------
Funds from Operations--Basic . . . . . . . . . . . . . . . . . . . . . . .  $   57,249   $   46,200   $ 159,623   $  132,539
                                                                            ===========  ===========  ==========  ===========
Funds from Operations Per Common Share--Basic. . . . . . . . . . . . . . .  $     0.66   $     0.59   $    1.87   $     1.70
                                                                            ===========  ===========  ==========  ===========
Funds from Operations--Diluted . . . . . . . . . . . . . . . . . . . . . .  $   58,874   $   47,407   $ 164,086   $  136,100
                                                                            ===========  ===========  ==========  ===========
Funds from Operations Per Common Share--Diluted. . . . . . . . . . . . . .  $     0.65   $     0.58   $    1.85   $     1.68
                                                                            ===========  ===========  ==========  ===========
Weighted Average Shares Outstanding--Basic . . . . . . . . . . . . . . . .      86,951       78,241      85,237       78,191
                                                                            ===========  ===========  ==========  ===========
Weighted Average Shares Outstanding--Diluted . . . . . . . . . . . . . . .      90,537       81,176      88,475       81,080
                                                                            ===========  ===========  ==========  ===========




                                                                 September 30,    December 31,
                                                                     2004             2003
CONSOLIDATED BALANCE SHEETS                                      (Unaudited)      (Audited)
                                                               ---------------  --------------
Property. . . . . . . . . . . . . . . . . . . . . . . . . . .  $    3,695,442   $   3,200,091
Accumulated Depreciation. . . . . . . . . . . . . . . . . . .        (594,910)       (527,375)
Investment in Real Estate Joint Ventures. . . . . . . . . . .          46,686          35,085
Notes Receivable. . . . . . . . . . . . . . . . . . . . . . .          18,949          36,825
Unamortized Debt and Lease Costs. . . . . . . . . . . . . . .          85,615          70,895
Accrued Rent and Accounts Receivable, net . . . . . . . . . .          43,987          40,325
Cash and Cash Equivalents . . . . . . . . . . . . . . . . . .          38,236          20,255
Other Assets. . . . . . . . . . . . . . . . . . . . . . . . .          56,122          46,993
                                                               ---------------  --------------
          Total Assets. . . . . . . . . . . . . . . . . . . .  $    3,390,127   $   2,923,094
                                                               ===============  ==============

Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    2,054,281   $   1,810,706
Preferred Shares Subject to Mandatory Redemption, net . . . .                         109,364
Accounts Payable and Accrued Expenses . . . . . . . . . . . .          88,881          78,986
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . .          82,198          52,671
                                                               ---------------  --------------
     Total Liabilities. . . . . . . . . . . . . . . . . . . .       2,225,360       2,051,727
                                                               ---------------  --------------

Minority Interest . . . . . . . . . . . . . . . . . . . . . .          72,789          49,804
                                                               ---------------  --------------

Preferred Shares of Beneficial Interest . . . . . . . . . . .             177              90
Common Shares of Beneficial Interest. . . . . . . . . . . . .           2,661           2,488
Capital Surplus . . . . . . . . . . . . . . . . . . . . . . .       1,283,724         993,570
Accumulated Dividends in Excess of Net Income . . . . . . . .        (190,346)       (174,234)
Accumulated Other Comprehensive Loss. . . . . . . . . . . . .          (4,238)           (351)
                                                               ---------------  --------------
     Total Shareholders' Equity . . . . . . . . . . . . . . .       1,091,978         821,563
                                                               ---------------  --------------
          Total Liabilities and Shareholders' Equity. . . . .  $    3,390,127   $   2,923,094
                                                               ===============  ==============


Note: Certain reclassifications of prior year amounts have been made to conform with the current year presentation.